UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 20, 2006

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure

On Friday, October 20, 2006, Power Finance and Risk Magazine published an article, based on a conversation with Gary Stephenson, Vice President, Commercial Operations of DPL Inc. (the “Company”), entitled “DPL Narrows Peaker Bidders” regarding the Company’s previously announced decision to consider a sale of peaking generation facilities.  Portions of the article contain information not previously released by the Company.  The article does not represent an accurate depiction of the current status of the potential sale of peaking generation facilities.  Specifically, we have not suspended discussions with any of the shortlisted bidders as implied in the article. Also, Mr. Stephenson stated that he believes if a transaction is completed, it would be done at comparable market levels for similar transactions within the industry. Mr. Stephenson did not report that the shortlisted bidders offered at least $200 per kilowatt as stated in the article.  A copy of the article is furnished as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

                99.1         Article dated October 20, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006	DPL Inc.

/s/ Gary Stephenson
	Name:	Gary Stephenson
	Title:	Vice President, Commercial Operations

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Article dated October 20, 2006.	E